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                                                                    Exhibit D(8)

                                     Form of
             Amendment No. 1 to the Investment Management Agreement
  Between John Hancock Variable Series Trust I and John Hancock Life Insurance
                                     Company

Reference is made to that certain Investment Management Agreement dated as of April 30, 2001 and, as amended, by and between John Hancock Variable Series Trust I and John Hancock Life Insurance Company, as amended (the "Agreement").

The parties agree to amend Schedule I to the Agreement to read as follows:

                                   SCHEDULE I
                             (Effective May 1, 2004)

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          Mid Cap Value Fund
  Current Net Assets Under Management
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       On the first $100,000,000            105 basis points (1.05%) per annum
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     On amounts over $100,000,000           100 basis points (1.00%) per annum
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        Total Return Bond Fund
  Current Net Assets Under Management
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       On the first 250,000,000              70 basis points (0.70%) per annum
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       On the next $250,000,000              68 basis points (0.68%) per annum
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     On amounts over $500,000,000            65 basis points (0.65%) per annum
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         Financial Industries
  Current Net Assets Under Management
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            All net assets                   80 basis points (0.80%) per annum
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and to take effect as of May 1, 2004.

ATTEST:                                   JOHN HANCOCK VARIABLE SERIES TRUST I


                                          By:
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                                          Title:
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ATTEST:                                   JOHN HANCOCK LIFE INSURANCE COMPANY


                                          By:
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                                          Title:
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